Exhibit 99.1

Antigenics to Present Phase 3 Oncophage® (vitespen) Data in Kidney Cancer at European Association of Urology Annual Congress

NEW YORK--(BUSINESS WIRE)--Antigenics Inc. (NASDAQ: AGEN) today announced that Phase 3 clinical data results for Oncophage® (vitespen) in kidney cancer will be presented at the 23rd Annual European Association of Urology Congress, being held at the Milan Convention Center in Milan, Italy. Peter Mulders, MD, professor of urology at UMC St. Radboud, Nijmegen, The Netherlands, will present data from the largest randomized study conducted to date in the adjuvant setting in patients who are at high risk of recurrence after nephrectomy (surgical removal of the diseased kidney).

The data will be presented during the session, "Renal Tumors: Systemic Therapy," on March 28, 2008. The presentation (abstract #693) is entitled “A Multicentre, Randomized, Phase 3 Trial of a Novel, Autologous, Therapeutic Vaccine (vitespen) vs. Observation as Adjuvant Therapy in Patients at High Risk of Recurrence After Nephrectomy for Renal Cell Carcinoma.”

About Oncophage®

Derived from each individual’s tumor, Oncophage contains the ‘antigenic fingerprint’ of the patient’s particular cancer and is designed to reprogram the body’s immune system to target only cancer cells bearing this fingerprint. Oncophage is intended to leave healthy tissue unaffected and limit the debilitating side effects typically associated with traditional cancer treatments such as chemotherapy and radiation therapy. Oncophage has been studied in Phase 3 clinical trials for the treatment of kidney cancer and metastatic melanoma and is currently being investigated in a Phase 1/2 trial in recurrent glioma. Oncophage has received fast track and orphan drug designations from the US Food and Drug Administration for both kidney cancer and metastatic melanoma. Oncophage has orphan drug status for kidney cancer from the European Medicines Agency.

About Antigenics

Antigenics (NASDAQ: AGEN) is a biotechnology company working to develop treatments for cancers and infectious diseases. The company’s investigational product portfolio includes Oncophage® (vitespen), a patient-specific therapeutic cancer vaccine being evaluated in several indications; Aroplatin™ (L-NDDP), a liposomal, third-generation platinum chemotherapeutic; AG-707, a therapeutic vaccine for the treatment of genital herpes; and QS-21, an adjuvant being evaluated by Antigenics’ collaborative partners in approximately 15 clinical stage vaccines. For more information, please visit antigenics.com.

This press release contains forward-looking statements, including statements regarding the presentation of results from our clinical trials and the potential ability of Oncophage to offer a targeted treatment paradigm with limited side effects. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others, the possibility that results from future treatments with Oncophage will not be as favorable as the results from our subset analysis; and the factors described under the RISK FACTORS Section of our Annual Report on Form 10-K filed with the Securities and Exchange Commission for the period ending December 31, 2007. Antigenics cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. These statements speak only as of the date of this document, and Antigenics undertakes no obligation to update or revise the statements. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Antigenics’ business is subject to substantial risks and uncertainties, including those identified above. When evaluating Antigenics’ business and securities, investors should give careful consideration to these risks and uncertainties.

CONTACT:
Antigenics Inc.
Sunny Uberoi, 917-443-3325
Corporate Communications
suberoi@antigenics.com
or
Robert Anstey, 800-962-2436
Investor Relations
ir@antigenics.com